UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 9, 2011
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	001-14471 (Commission File Number)	52-1574808 (IRS Employer Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 10, 2011, upon the recommendation of the Stock Option and Compensation Committee, the Board of Directors of Medicis Pharmaceutical Corporation (the “Company”) approved an amendment (the “Amendment”) to the Medicis 2006 Incentive Award Plan, as amended (the “Plan”). The Amendment modifies Section 4.6 of the Plan, which governs the automatic grant of equity awards to the Company’s non-employee directors (“NEDs”) on the date of each annual meeting of the Company’s stockholders. Specifically, the Amendment provides for:
•	an automatic annual grant of non-qualified stock options with a value of $87,500 per award, with the number of shares underlying each such award to be determined using the Black-Scholes option pricing method, and

•	an automatic annual grant of restricted stock or restricted stock units with a value of $87,500 per award, with the number of shares underlying each such award to be determined using fair market value as of the date of grant of such award.
The automatic annual equity awards described above pursuant to the Amendment will replace the annual automatic award of 15,000 non-qualified stock options to the NEDs that was provided for in the Plan prior to the approval of the Amendment. The Amendment became effective immediately upon approval by the Board of Directors, and will govern the awards to be granted on the date of the 2011 annual meeting of the Company’s stockholders.
     The foregoing summary is qualified by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.
The Company Receives a Paragraph IV Patent Certification from Barr Laboratories, Inc.
     On February 9, 2011, the Company received a Paragraph IV Patent Certification from Barr Laboratories, Inc. (“Barr”), a subsidiary of Teva Pharmaceuticals USA, Inc., advising that Barr has filed a supplement or amendment to its earlier filed Abbreviated New Drug Application (“ANDA”) assigned ANDA number 65-485 (“ANDA Supplement/Amendment”) with the U.S. Food and Drug Administration (“FDA”) for generic versions of SOLODYN® (minocycline HCl, USP) Extended Release Tablets in 55mg, 80mg and 105mg strengths. Barr has not advised the Company as to the timing or status of the FDA’s review of its filing, or whether Barr has complied with FDA requirements for proving bioequivalence. Barr’s Paragraph IV Patent Certification alleges that the Company’s U.S. Patent Nos. 5,908,838 (the “’838 Patent”) and 7,790,705 (the “’705 Patent”) are invalid, unenforceable and/or will not be infringed by Barr’s manufacture, use, offer for sale and/or sale of the products for which the ANDA Supplement/Amendment was submitted. The expiration date for the ’838 Patent is in 2018 and the expiration date for the ’705 Patent is in 2025 or later. The Company is evaluating the details of the Paragraph IV Patent Certification and considering its options. Barr’s submission amends an ANDA already subject to a 30-month stay. As such, the Company believes that the ANDA Supplement/Amendment cannot be approved by the FDA until after the expiration of the 30-month period or a court decision that the patents are invalid or not infringed.

Item 9.01	Exhibits.
     (d) Exhibits
10.1	Amendment No. 6 to the Medicis 2006 Incentive Award Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medicis Pharmaceutical Corporation
Date: February 15, 2011	By:	/s/ Seth L. Rodner
Seth L. Rodner
Senior Vice President, General Counsel and Corporate Secretary